FOR IMMEDIATE RELEASE
July 17, 2002

Tellabs reports second-quarter sales of $345 million, break-even earnings per share before charges
Company marks 36th consecutive quarter of positive operating cash flow

Naperville, Ill. — Tellabs today reported second-quarter 2002 sales of $345 million. In the quarter, the company recognized first revenue from its new Tellabs® 6400 transport switch, and announced significant new enhancements to six products. Overall, sales of new optical networking products increased sequentially and accounted for 9% of total revenues.

Including previously announced restructuring and other charges, Tellabs recorded a net loss of $143 million or 35 cents per share for the quarter. During the quarter, Tellabs recorded charges of $108 million from restructuring activities and $111 million related to excess inventories and purchase commitments, both announced in April. Excluding these charges, Tellabs recorded pro forma net income of $565,000 or break-even earnings per share for the quarter.

Second-quarter operating expenses, excluding restructuring charges, were $167 million, down 4% from the first quarter. Tellabs generated approximately $60 million in cash from operations during the quarter. The company continued to strengthen its balance sheet, increasing its cash and equivalents balance to $993 million with virtually no debt.

“We can't say when the market will turn, but when it does, we intend to be first out of the gate with innovative bandwidth management solutions for our customers,” said Michael J. Birck, Tellabs chairman and chief executive officer. “Even as we reduce expenses and maintain positive cash flow, Tellabs is working hard to strengthen our customer relationships and develop new and improved products that customers need.”

Optical Networking — Sales of optical networking systems were $162 million. During the quarter, Tellabs made significant headway with its new Tellabs 6400 transport switch. In addition to recognizing first revenue from its new customer Broadwing, Tellabs added industry-leading Ethernet over SONET capabilities to the Tellabs 6400 system. These capabilities enable Tellabs’ customers to efficiently deliver new data services while fully leveraging their investment in SONET infrastructure.

Tellabs announced the new Tellabs® 6500 MetroVantage™ solution, which enables carriers to dramatically reduce capital and operating expenses by distributing a single system’s cross-connect capabilities over a 25-mile radius. The company also announced plans to enhance the Tellabs® 7100 optical transport system and increase optical density sixfold on the Tellabs® 5500 digital cross-connect to help carriers reduce central-office power and floor space requirements.

Broadband Access — Sales of broadband access solutions totaled $107 million. During the quarter, the company launched the new Tellabs® 8110 network terminating unit in Asia Pacific, Europe and Latin America. The new access system provides broadband voice and data connectivity at speeds twice as fast as the highest leased line capacity available today.

Voice-Quality Enhancement — Sales of voice-quality enhancement solutions amounted to $19 million. During the quarter, the company announced the new Tellabs® 3600 voice-quality enhancement system with optical interfaces to help carriers save power, floor space and installation time.

Services and other — Services and other revenues were $57 million in the second quarter of 2002.

Simultaneous Webcast and Teleconference Replay — Tellabs will host a teleconference at 7:30 a.m. Central time on Wednesday, July 17, to discuss second-quarter 2002 results. Internet users can hear a simultaneous live webcast of the teleconference at www.tellabs.com. A taped replay of the call will be available for 48 hours, beginning at 9:30 a.m. Central Time, at 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the Tellabs reservation number: 20731150.

Tellabs provides innovative bandwidth management solutions to help carriers around the world move communications most efficiently and effectively. The world communicates through Tellabs — most telephone calls and Internet sessions in several countries, including the United States, flow through the company's equipment. Tellabs employee-owners develop and deploy solutions that provide aggregation, grooming and business services in metro/regional networks in more than 100 countries (NASDAQ: TLAB; www.tellabs.com).

Forward-Looking Statements — This news release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with introducing new products, entering new markets, availability of resources, competitive response, and economic changes impacting the telecommunications industry. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. For a more detailed description of the risk factors, please refer to the company’s SEC filings.

Tellabs and the Tellabs logo are registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries.

INVESTOR CONTACT: John Springer
+1.630.798.3603
John.Springer@tellabs.com

MEDIA CONTACT: Jean Medina
+1.630.798.2509
Jean.Medina@tellabs.com

TELLABS, INC. Results of Operations (Amounts in millions, except per-share data) (Unaudited)
	Three Months Ended		Six Months Ended
	06/28/02	06/29/01	06/28/02	06/29/01

Net Sales	$344.6	$509.4	$716.1	$1,281.5
Cost of Goods Sold	295.2	462.8	491.7	829.0

Gross Profit	49.4	46.6	224.4	452.5

Operating Exp.
Sales, Mktg. & G.A.	78.8	107.7	156.0	218.8
Research & Dev.	86.3	109.9	176.9	236.8
In-Process Research & Dev.	---	---	5.4	---
Restructuring Expenses	107.9	83.7	107.9	83.7
Intangible Asset Amortization	2.3	0.7	4.0	1.4
Goodwill Amort.	---	6.0	---	10.5

Total Oper. Exp.	275.3	308.0	450.2	551.2

Oper. Loss	(225.9)	(261.4)	(225.8)	(98.7)
Interest/Other-Net	7.8	14.7	16.1	30.8

Loss Before Tax	(218.1)	(246.7)	(209.7)	(67.9)

Income Taxes	(75.3)	(72.0)	(72.2)	(15.7)

Net Loss	$(142.8)	$(174.7)	$(137.5)	$(52.2)

Loss Per Share
Basic	$(0.35)	$(0.43)	$(0.33)	$(0.13)

Diluted	$(0.35)	$(0.43)	$(0.33)	$(0.13)

Average Number of Shares of Common Stock Outstanding
Basic	411.2	409.5	410.9	409.1
Diluted	411.2	409.5	410.9	409.1

TELLABS, INC. Pro Forma Results of Operations (Amounts in millions, except per-share data) (Unaudited)
	Three Months Ended		Six Months Ended
	06/28/02	06/29/01	06/28/02	06/29/01

Net Sales	$344.6	$515.6	$716.1	$1,287.7
Cost of Goods Sold	183.9	291.1	380.4	657.3

Gross Profit	160.7	224.5	335.7	630.4

Operating Exp.
Sales, Mktg. & G.A.	78.8	107.7	156.0	218.8
Research & Dev.	86.3	109.9	176.9	236.8
In-Process Research & Dev.	---	---	5.4	---
Restructuring Expenses	---	---	---	---
Intangible Asset Amortization	2.3	0.7	4.0	1.4
Goodwill Amort.	---	6.0	---	10.5

Total Oper. Exp.	167.4	224.3	342.3	467.5

Operating (Loss)/Profit	(6.7)	0.2	(6.6)	162.9
Interest/Other-Net	7.8	14.7	16.1	30.8

Profit Before Tax	1.1	14.9	9.5	193.7

Income Taxes	0.5	4.7	<3.6	61.0

Net Profit	$0.6	$10.2	$5.9	$132.7

Earnings Per Share
Basic	$0.00	$0.02	$0.01	$0.32

Diluted	$0.00	$0.02	$0.01	$0.32

Average Number of Shares of Common Stock Outstanding
Basic	411.2	409.5	410.9	409.1
Diluted	414.4	414.8	414.6	415.6

TELLABS, INC. Condensed Consolidated Balance Sheet (Dollars in millions)
	2002 Second Quarter (Unaudited)	2002 First Quarter (Unaudited)	2001 Year End

Assets
Current Assets
Cash and investments	$993.3	$911.6	$1,101.6
Accounts receivable, less allowance	218.8	247.1	330.9

Inventories
Raw Materials	91.5	131.1	149.0
Work in Process	30.2	31.8	33.7
Finished Goods	86.2	130.6	146.4

	207.9	293.5	329.1

Deferred tax assets	111.7	107.2	138.2
Income taxes	55.2	28.7	26.5
Other current assets	19.5	15.5	18.3

Total Current Assets	1,606.4	1,603.6	1,944.6

Property, Plant and Equipment	829.6	863.3	862.7
Accumulated depreciation	(355.6)	(353.9)	(342.2)

	474.0	509.4	520.5
Goodwill, net	457.5	454.3	188.6
Intangible Assets, net	74.0	75.0	14.0
Other Assets	193.6	196.7	198.1

Total Assets	$2,805.5	$2,839.0	$2,865.8

Liabilities
Current Liabilities
Accounts payable	$56.5	$52.8	$63.5
Accrued liabilities	92.0	119.9	100.8
Accrued restructuring and other charges	148.3	119.0	155.2

Total Current Liabilities	296.8	291.7	319.5

Long-Term Debt	0.5	0.5	3.4
Accrued long-term restructuring charges	50.1	18.8	24.9
Other Long-Term Liabilities	38.9	38.6	31.0
Deferred Income Taxes	0.0	5.7	21.4

Total Liabilities	386.3	355.3	400.2

Stockholders’ Equity
Common Stock, $0.01 Par Value	4.1	4.1	4.1
Additional Paid-In Capital	541.5	540.9	496.0
Deferred compensation expense	(24.8)	(28.7)	(1.4)
Treasury Stock	(129.6)	(129.6)	(129.6)
Cumulative Translation Adjustment	(94.4)	(167.8)	(164.4)
Unrealized Holding Gains on Securities	3.3	2.9	4.3
Retained Earnings	2,119.1	2,261.9	2,256.6

Total Stockholders’ Equity	2,419.2	2,483.7	2,465.6
Total Liab. and Stockholders’ Equity	$2,805.5	$2,839.0	$2,865.8